Exhibit 10.14

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of [•], 2020, by and among Jamf Holding Corp., a Delaware corporation (the “Company”), Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P., VEPF VI Co-Invest 1, L.P., Vista Co-Invest Fund 2017-1, L.P. (collectively referred to herein as the “Vista Funds”) and VEP Group, LLC (“VEP Group” and, together with the Vista Funds and their Affiliates (as defined herein), “Vista”).  This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s initial public offering (the “IPO”) of shares of its common stock, par value $0.001 per share (the “Common Stock”).

WHEREAS, as of the date hereof, the Vista Funds collectively own all of the outstanding equity interests of the Company (apart from interests held by current and former directors and officers of the Company and Summit Investors I, LLC and its affiliates, as co-investors in the Company) and whereas VEP Group is the indirect beneficial owner of the majority of such equity interests;

WHEREAS, Vista is contemplating causing the Company to effect the IPO;

WHEREAS, Vista currently has the authority to appoint all directors of the Company;

WHEREAS, in consideration of Vista agreeing to undertake the IPO, the Company has agreed to permit Vista to designate persons for nomination for election to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1.                                      Board Nomination Rights.

(a)                                 From the Effective Date, VEP Group shall have the right, but not the obligation, to nominate to the Board a number of designees equal to at least: (i) 100% of the Total Number of Directors (as defined below), so long as Vista Beneficially Owns shares of Common Stock representing at least 40% of the Original Amount of VEP Group, (ii) 40% of the Total Number of Directors, in the event that Vista Beneficially Owns shares of Common Stock representing at least 30% but less than 40% of the Original Amount of VEP Group, (iii) 30% of the Total Number of Directors, in the event that Vista Beneficially Owns shares of Common Stock representing at least 20% but less than 30% of the Original Amount of VEP Group, (iv) 20% of the Total Number of Directors, in the event that Vista Beneficially Owns shares of Common Stock representing at least 10% but less than 20% of the Original Amount of VEP Group and (v) 1 Director (as defined below), in the event that Vista Beneficially Owns shares of Common Stock representing at least 5% of the Original Amount of VEP Group (such persons, the “Nominees”).  For purposes of calculating the number of directors that VEP Group is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., 1¼ Directors shall equate to 2 Directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors.

(b)                                 In the event that VEP Group has nominated less than the total number of designees, VEP Group shall be entitled to nominate pursuant to Section 1(a), Vista shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable VEP Group to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by VEP Group to fill such newly created vacancies or to fill any other existing vacancies.

(c)                                  In addition to the nomination rights set forth in Section 1(a) above, from the Effective Date, for so long as Vista Beneficially Owns shares of Common Stock representing at least 5% of the Original Amount of VEP Group, VEP Group shall have the right, but not the obligation, to designate a person (a “Non-Voting Observer”) to attend meetings of the Board (including any meetings of any committees thereof) in a non-voting observer capacity.  Any such Non-Voting Observer shall be permitted to attend all meetings of the Board. VEP Group shall have the right to remove and replace its Non-Voting Observer at any time and from time to time. The Company shall furnish to any Non-Voting Observer (i) notices of Board meetings no later than, and using the same form of communication as, notice of Board meetings are furnished to directors and (ii) copies of any materials prepared for meetings of the Board that are furnished to the directors no later than the time such materials are furnished to the directors; provided that failure to deliver notice, or materials, to such Non-Voting Observer in connection with such Non-Voting Observer’s right to attend and/or review materials with respect to, any meeting of the Board shall not, by itself, impair the validity of any action taken by such Board at such meeting. Such Non-Voting Observer shall be required to execute or otherwise become subject to any codes of conduct or confidentiality agreements of the Company generally applicable to directors of the Company or as the Company reasonably requests.

(d)                                 The Company shall pay all reasonable out-of-pocket expenses incurred by the Nominees and the Non-Voting Observer in connection with the performance of his or her duties as a director or a Non-Voting Observer and in connection with his or her attendance at any meeting of the Board.

(e)                                  “Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company.  “Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

(f)                                   “Director” means any member of the Board.

(g)                                  “Original Amount of VEP Group” means the aggregate number of shares of Common Stock held, directly or indirectly, by VEP Group on the date hereof, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization.

(h)                                 “Total Number of Directors” means the total number of Directors comprising the Board.

(i)                                     No reduction in the number of shares of Common Stock that Vista Beneficially Owns shall shorten the term of any incumbent director.  At the Effective Date, the Board shall be comprised of [•] members and the initial Nominees shall be [•].

(j)                                    In the event that any Nominee shall cease to serve for any reason, VEP Group shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of Vista’s beneficial ownership in the Company at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces.

(k)                                 If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, VEP Group shall be entitled to designate promptly another nominee and the director position for which the original Nominee was nominated shall not be filled pending such designation.

(l)                                     So long as VEP Group has the right to nominate Nominees under Section 1(a) or any such Nominee is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to Vista, and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(m)                             If the size of the Board is expanded, VEP Group shall be entitled to nominate a number of Nominees to fill the newly created vacancies such that the total number of Nominees serving on the Board following such expansion will be equal to that number of Nominees that VEP Group would be entitled to nominate in accordance with Section 1(a) if such expansion occurred immediately prior to any meeting of the stockholders of the Company called with respect to the election of members of the Board, and the Board shall appoint such Nominees to the Board.

(n)                                 At such time as the Company ceases to be a “controlled company” and is required by applicable law or the NASDAQ Global Select Market (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), Vista’s Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors.”

(o)                                 At any time that VEP Group shall have any nomination rights under Section 1, the Company shall not take any action, including making or recommending any amendment to the Certificate of Incorporation or the Company’s bylaws that could reasonably be expected to adversely affect VEP Group’s rights under this Agreement, in each case without the prior written consent of VEP Group.

2.                                      Company Obligations.  The Company agrees to use its reasonable best efforts to ensure that prior to the date that Vista and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, (i) each Nominee is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.  VEP Group will promptly provide reporting to the Company after Vista ceases to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, such that Company is informed of when this obligation terminates. The calculation of the number of Nominees that VEP Group is entitled to nominate to the Board’s Slate for any election of directors shall be based on the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by Vista (“Vista Voting Control”) immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless VEP Group notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of VEP Group for the Board to include such Nominees on the Board’s Slate; provided, that, in the event VEP Group is no longer entitled to nominate the full number of Nominees then serving on the Board, VEP Group shall provide advance written notice to the Company, of which currently servicing Nominee(s) shall be excluded from the Board Slate, and of any other changes to the list of Nominees. If VEP Group fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the independent directors then serving on the Board shall determine which of the Nominees of VEP Group then serving on the Board will be included in the Board’s Slate.  Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under the rules of the Exchange the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and Vista acknowledge and agree that, as of the Effective Date, the Company is a “controlled company.”

3.                                      Committees.  From and after the Effective Date hereof until such time as Vista and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, Vista shall have the right to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying (a) the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by Vista and (b) the number of positions, including any vacancies, on the applicable committee, provided that any such designee shall be a director and shall be eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods). Any additional members shall be determined by the Board. Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of directors, regardless of the level of Vista Voting Control following such designation.  Unless VEP Group notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent Vista has the requisite Vista Voting Control for VEP Group to nominate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by VEP Group to serve on a committee shall be presumed to be re-designated for such committee.

4.                                      Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Vista, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. VEP Group shall not be obligated to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement for any election of directors but the failure to do so shall not constitute a waiver of its rights hereunder with respect to future elections; provided, however, that in the event VEP Group fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Compensation and Governance Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and VEP Group shall be deemed to have waived its rights hereunder with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.                                      Benefit of Parties.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of Vista.  Except as otherwise expressly provided in Section 6, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6.                                      Assignment. Upon written notice to the Company, VEP Group may assign to any of the Vista Funds or any Affiliate of VEP Group (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to be “VEP Group” for all purposes hereunder.

7.                                      Headings.  Headings are for ease of reference only and shall not form a part of this Agreement.

8.                                      Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

9.                                      Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 16, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

10.                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

11.                               Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

12.                               Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

13.                               Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.                               Further Assurances.  Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

15.                               Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

16.                               Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

100 Washington Ave S, Suite 1100

Minneapolis, MN 554011

Attention: General Counsel

If to any member of Vista or any Nominee:

c/o Vista Equity Partners

4 Embarcadero Center

20th Floor

San Francisco, California 94111

Attention: David Breach

Christina Lema

Facsimile: (415) 765-6666

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL  60654

Attention: Robert M. Hayward, P.C.

Robert E. Goedert, P.C.

Facsimile: (312) 862-2200

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company.  Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 16 during regular business hours.

17.                               Enforcement.  Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

*       *       *       *       *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

JAMF HOLDING CORP.

By:
Name:
Title:

VISTA EQUITY PARTNERS FUND VI, L.P.

By:	Vista Equity Partners Fund VI GP, L.P.
Its:	General Partner

By:	VEPF VI GP, Ltd.
Its:	General Partner

By:
Name:	Robert F. Smith
Title:	Managing Member

VISTA EQUITY PARTNERS FUND VI-A, L.P.

By:	Vista Equity Partners Fund VI GP, L.P.
Its:	General Partner

By:	VEPF VI GP, Ltd.
Its:	General Partner

By:
Name:	Robert F. Smith
Title:	Managing Member

VEPF VI FAF, L.P.

By:	Vista Equity Partners Fund VI GP, L.P.
Its:	General Partner

By:	VEPF VI GP, Ltd.
Its:	General Partner

By:
Name:	Robert F. Smith
Title:	Managing Member

VISTA CO-INVEST FUND 2017-1 L.P.

By:	Vista Co-Invest Fund 2017-1 GP, L.P.
Its:	General Partner

By:	Vista Co-Invest Fund 2017-1 GP, Ltd.
Its:	General Partner

By:
Name:	Robert F. Smith
Title:	Managing Member

VEPF VI CO-INVEST L.P.

By:	VEPF VI Co-Invest 1 GP, L.P.
Its:	General Partner

By:	VEPF VI Co-Invest 1 GP, Ltd.
Its:	General Partner

By:
Name:	Robert F. Smith
Title:	Managing Member

VEP GROUP, LLC

By:
Name:	Robert F. Smith
Title:	Managing Member